SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(date of earliest event reported)
August 20, 2004

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA (State or other jurisdiction of incorporation)	000-30758 (Commission File Number)	62-12-62580 (IRS Employer Identification No.)

8200 Dixie Road, Suite 100, Brampton, Ontario, Canada (address of principal executive offices)	L6T 5P6 (Zip code)

Registrant’s telephone number, including area code (905) 863-0000.

Item 5.  Other Events

On August 20, 2004, Nortel Networks Corporation issued the press release attached hereto as Exhibit 99.1, and such press release is incorporated in its entirety by reference herein. A copy of the letter agreement containing the waiver and related amendments to the EDC Agreement referred to therein is filed herewith as Exhibit 99.2.

Nortel Networks Corporation owns all of the Registrant’s common shares and the Registrant is Nortel Networks Corporation’s principal direct operating subsidiary.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

          99.1  Press release issued by Nortel Networks Corporation on August 20, 2004.
          99.2  Letter Agreement dated August 20, 2004 between the Registrant and Export Development Canada.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED
By:	/s/ Deborah J. Noble
Deborah J. Noble
Corporate Secretary

By:	/s/ Gordon A. Davies
Gordon A. Davies
Assistant Secretary

Dated: August 20, 2004

EXHIBIT INDEX

     99.1  Press release issued by Nortel Networks Corporation on August 20, 2004.
     99.2  Letter Agreement dated August 20, 2004 between the Registrant and Export Development Canada.